NI Holdings, Inc. Files Results for Fourth Quarter and Year Ended December 31, 2020

FARGO, North Dakota, March 10, 2021 – NI Holdings, Inc. (NASDAQ: NODK) today reported its financial results for the fourth quarter and year ended December 31, 2020.

The Company reported quarterly net income attributable to NI Holdings of $21,579 ($1.01 per share) compared to $17,129 ($0.77 per share) a year ago. For the year ended December 31, 2020, net income attributable to NI Holdings totaled $40,389 ($1.86 per share) compared to $26,401 ($1.19 per share) for the prior year, an increase of 53.0%.

The Company reported an increase of 31.7% in direct written premiums for the quarter ended December 31, 2020. For the year ended December 31, 2020, direct written premiums increased by 19.9%. Total equity increased 12.6% from the prior year and stood at $348,872 as of December 31, 2020.

NI Holdings Q4 2020 key financial details:

Dollars in thousands, except earnings per share (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
Net income attributable to NI Holdings	$21,579	$17,129	+26.0%	$40,389	$26,401	+53.0%
Direct written premiums (1)	$70,134	$53,265	+31.7%	$314,187	$262,145	+19.9%
Net earned premiums	$69,541	$63,702	+9.2%	$283,661	$246,438	+15.1%
Loss and LAE ratio (2)	45.8%	52.9%	-7.1 pts	59.4%	68.9%	-9.5 pts
Expense ratio (3)	33.3%	25.6%	+7.7 pts	30.0%	27.3%	+2.7 pts
Combined ratio (4)	79.1%	78.6%	+0.5 pts	89.4%	96.2%	-6.8 pts
Return on average equity	25.9%	23.0%	+2.9 pts	12.4%	9.1%	+3.3 pts
Basic earnings per share	$1.01	$0.77	+$0.24	$1.86	$1.19	+$0.67
Shareholders’ equity				$348,872	$309,803	+12.6%

(1) Direct written premiums is a non-GAAP financial measure, representing the amount of insurance premiums purchased by policyholders during the period.
(2) Loss and LAE ratio is a non-GAAP financial measure. It equals losses and loss adjustment expenses, divided by net premiums earned.
(3) Expense ratio is a non-GAAP financial measure. It equals amortization of deferred policy acquisition costs and other underwriting and general expenses, divided by net premiums earned.
(4) Combined ratio is a non-GAAP financial measure. It equals losses and loss adjustment expenses, amortization of deferred policy acquisition costs, and other underwriting and general expenses, divided by net premiums earned.

Fourth quarter highlights included:

•	Full year combined ratio of 89.4% compared to 96.2% in the prior year, driven by fewer weather-related losses in the current year and improved performance in the auto lines.
•	Growth in direct written premiums of 31.7%, driven primarily by the growth of the Westminster commercial business.

•	After-tax increase of $5,130 in net unrealized gain in our equity securities portfolio compared to an increase of $2,595 in the prior year, which increased earnings per share for the quarter by $0.12.

“The year 2020 was not without its challenges, as the pandemic caused disruption across our industry with its impact to our workforce, agents, and policyholders”, said Michael J. Alexander, President and CEO. “While we are pleased with our financial results, we also recognize that significant challenges are ahead of us, especially with respect to the competitive nature of the private passenger automobile line of business.”

“Our full year combined ratio of 89.4% in 2020 was an excellent result, and nearly 7 points better than 2019. I am extremely pleased that all of our operating insurance entities contributed to our earnings. This further supports our efforts to diversify our business both geographically and by line of business. The private passenger automobile line of business benefited from improved loss experience due to fewer miles being driven and reduced frequency of losses. Fewer weather-related losses in 2020 resulted in a much improved combined ratio for our Home and Farm lines of business when compared to 2019.”

“I am also pleased that during a competitive market, we were able to achieve growth in our direct written premiums for 2020, primarily as a result of the growth in the Westminster commercial lines book of business. The growth in Westminster illustrates the advantage of our pooling arrangement where all insurance entities benefited from the combined pool’s A.M. Best “A” Excellent rating and larger financial size category.”

Shareholders’ equity increased $39,069 from December 31, 2019 to December 31, 2020. This increase was primarily due to a consolidated net income of $41,344 and an increase in accumulated other comprehensive income from our fixed income portfolio. The Company repurchased 51,756 shares of common stock for $871 during the quarter, and 856,499 shares for $12,234 for the year.

Earnings Conference Call

The Company will not hold an earnings conference call for fourth quarter 2020. Our Annual Report on Form 10-K as filed with the SEC is available on the Company’s website at http://www.niholdingsinc.com. Our latest Financial Supplement is also available on the Company’s website.

Non-GAAP Financial Measures

NI Holdings evaluates its insurance operations in the way it believes will be most meaningful and representative of its business results. Some of these measurements are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. GAAP is the acronym for “accounting principles generally accepted in the United States of America”. The non-GAAP financial measures that NI Holdings presents may not be compatible to similarly-named measures reported by other companies. The non-GAAP financial measures described in this press release are used widely in the property and casualty insurance industry.

About the Company

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Direct Auto Insurance Company on August 31, 2018, which is a wholly-owned stock subsidiary of NI Holdings.

NI Holdings completed the acquisition of Westminster American Insurance Company on January 1, 2020, which is a wholly-owned stock subsidiary of NI Holdings. Westminster is included in the Company’s financial results as of the closing date.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also controls Battle Creek Mutual Insurance Company per the terms of a surplus note.

NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance, including Nodak Insurance’s wholly-owned subsidiaries American West and Primero, and its affiliate Battle Creek; Direct Auto; and Westminster.

Safe Harbor Statement

Some of the statements included in this news release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contacts:
Brian Doom

Executive Vice President and Chief Financial Officer
701-298-4200
bdoom@nodakins.com

Timothy J. Milius, CPA

Vice President, Finance
701-298-4275
tmilius@nodakins.com

Media Contact:
Beth DuFault
701-298-4282
bdufault@nodakins.com